AMENDMENT TO

PARTICIPATION AGREEMENT

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (this “Amendment”) is made this 7th day of July, 2023, by and between THE VANGUARD GROUP, INC., VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD MARKETING CORPORATION, and TRANSAMERICA LIFE INSURANCE COMPANY (collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into that certain Participation Agreement dated as of May 7, 2001, as amended to date (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	The foregoing WHEREAS clauses are hereby incorporated by reference.

2.	Definitions. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned to them in the Agreement.

3.	Amendment. The Agreement is hereby amended as follows:

a)	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Attachment A. All references in the Agreement to “Schedule B” shall mean “Attachment A”.

b)	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

4.	No Other Amendments. Except as specifically modified herein, the Agreement remains in full force and effect.

5.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For the purposes hereof, a facsimile copy or a copy emailed in electronic format of this Amendment, including the signature pages hereto, shall be deemed an original.

[The remainder of this page is intentionally blank. Signatures to follow.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written.

THE VANGUARD GROUP, INC.

By: /s/ Marisa Tilghman

Name: Marisa Tilghman

Title: Principal

VANGUARD VARIABLE INSURANCE FUNDS

By: /s/ John Schadl

Name: John Schadl

Title: Assistant Secretary

VANGUARD MARKETING CORPORATION

By: /s/ Carolyn Sherry

Name: Carolyn Sherry

Title: Head of Intermediary Operations

TRANSAMERICA LIFE INSURANCE COMPANY

By: /s/ Liza Tyler

Name: Liza Tyler

Title: Vice President

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Contracts Funded by Separate Account

Separate Account VA B

Transamerica B-Share Variable Annuity

Transamerica AxiomSM III Variable Annuity

Transamerica PrincipiumSM IV Variable Annuity

Transamerica I-Share II Variable Annuity

Transamerica Variable Annuity I-Share

Transamerica Advisory Annuity

Transamerica Advisor EliteSM Variable Annuity

Transamerica Advisor EliteSM II

Separate Account VA CC	Advisor’s Edge® Variable Annuity Advisor’s Edge Select® Variable Annuity

Separate Account VA DD	Transamerica Value Variable AnnuitySM